EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of VendingData Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Mark R. Newburg, Executive Director, and Douglas H. Caszatt, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:         /s/ Mark R. Newburg                      Dated:  March 31, 2005
            -------------------------------------
            Mark R. Newburg
Title:      Executive Director,
            Principal Executive Officer of VendingData Corporation


By:         /s/ Douglas H. Caszatt                   Dated:  March 31, 2005
            -------------------------------------
            Douglas H. Caszatt
Title:      Acting Chief Financial Officer of VendingData Corporation

      This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.